Proxy Statement Pursuant to Section 14(a) of the
			Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as
	permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section
	240.14a-12

SYMBOL TECHNOLOGIES, INC.
Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(1)(4) and 0-11.

	1)  Title of each class of securities to which transaction applies:
	_______________________________________________________

	2)  Aggregate number of securities to which transaction applies:
	_______________________________________________________

	3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   	_______________________________________________________

	4)  Proposed maximum aggregate value of transaction:
	_______________________________________________________

	5)  Total fee paid:
	_______________________________________________________

	[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

	(1)  Amount Previously Paid:
	(2)  Form, Schedule or Registration Statement No.:
	(3)  Filing Party:
	(4)  Date Filed:

SYMBOL TECHNOLOGIES, INC.

One Symbol Plaza
Holtsville, New York  11742-1300
____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 11, 1998
____________________

	NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Symbol Technologies, Inc. (the "Corporation") will be held at 10:00 A.M., local time, on May 11, 1998 at Symbol Technologies, Inc., World Headquarters, One Symbol Plaza, Holtsville, NY, for the following purposes:

1.	To elect nine directors of the Corporation to serve until the next annual meeting of shareholders and until the election and qualification of their respective successors;

2.	To ratify the appointment of Deloitte & Touche, independent
certified public accountants, as auditors for fiscal year 1998;
and

3.	To transact such other business as may properly come before the meeting.

		Only holders of record of the Corporation's Common Stock at the close of business on March 17, 1998 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such shareholders may vote in person or by proxy. The stock transfer books of the Corporation will not be closed.

		Shareholders who find it convenient are cordially invited to attend the meeting in person. If you are not going to do so and wish that your shares be voted, you are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.

						By Order of the Board of Directors,


						Leonard H. Goldner
							Secretary

Dated:  March 18, 1998

SYMBOL TECHNOLOGIES, INC.

One Symbol Plaza
Holtsville, New York  11742-1300
____________________

PROXY STATEMENT
____________________

	This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Symbol Technologies, Inc. (the "Corporation") of proxies to be used at the Annual Meeting of Shareholders of the Corporation to be held at 10:00 A.M., local time on May 11, 1998, at Symbol Technologies, Inc., World Headquarters, One Symbol Plaza, Holtsville, New York, and at any adjournment thereof. If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (1) for the election as directors of the nominees of the Board of Directors named below, (2) to ratify the appointment of Deloitte & Touche as the Corporation's auditors for fiscal 1998, and (3) in the discretion of the proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a shareholder cast in person at the meeting.
The approximate date of mailing of this Proxy Statement and the accompanying proxy is March 31, 1998.

VOTING

	Holders of record of the Corporation's Common Stock on March 17, 1998, will be entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, there were 39,314,390 shares of Common Stock outstanding and entitled to vote and a majority, or 19,657,196 of these shares, will constitute a quorum for the transaction of business. Share amounts in this Proxy Statement have been adjusted, as appropriate, to reflect the three for two stock split which was effective on April 1, 1997 but do not reflect the three for two stock split which will be effective on April 3, 1998. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including election of directors. Only votes cast "for" a motion constitute affirmative votes. Votes "withheld" or abstentions (including broker non-votes) are considered for quorum purposes but since they are not votes "for" a motion, they will have the same effect as negative votes or votes "against" such matters.

	Broker non-votes and shares as to which proxy authority has been withheld with respect to any matters are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained. The closing price of the Corporation's Common Stock on the New York Stock Exchange on March 2, 1998 was $49.625 per share.

							-1-
<PAGE


NOMINEES FOR ELECTION

	The following information is supplied with respect to the nominees for election as directors of the Corporation:

						                           Positions and Offices		            Has Been a
	Name		            Age		         Presently Held With		              Director
						                           the Corporation	 		                Since
Jerome Swartz			    57	          Chairman of the Board of Directors,		   1975
					                            Chief Executive Officer and Director

Harvey P. Mallement	57	          Director					                           1977

Frederic P. Heiman	 58 	         Executive Vice President
					                            and Director				                        1981

Raymond R. Martino	 59	          Vice Chairman of the
					                            Board of Directors			                   1983

Saul P. Steinberg		 58	          Director					                           1985

Lowell C. Freiberg	 58	          Director					                           1985

George Bugliarello	 70 	         Director					                           1992

Charles B. Wang 		  53	          Director 				                           1994

Tomo Razmilovic		   55           President, Chief Operating 		           1995
					                            Officer and Director

	Dr. Swartz co-founded and has been employed by the Corporation since it commenced operations in 1975. He has been the Chairman of the Board of Directors and Chief Executive Officer of the Corporation for more than the past fifteen years. Dr. Swartz was an industry consultant for the prior 12 years in the areas of optical and electronic systems and instrumentation and has a total of some 150 issued and pending U.S. patents and technical papers to his credit. He is a member of the Board of Trustees of Polytechnic University and a member of the Board of Directors of the Stony Brook Foundation. He is also a fellow of the Institute of Electrical and Electronic Engineers.

	Mr. Mallement has been one of the Managing General Partners of Harvest Partners, Inc., a private equity and leveraged buyout investment management company, since its inception in April 1981. He is an officer and director of seven privately held companies.




						-2-
<PAGE



	Dr. Heiman has been Executive Vice President of the Corporation since July 1986. He is currently employed by the Corporation on a part-time (approximately 50%) basis. He was previously employed by Intel Corporation, a manufacturer of semiconductor components, from May 1982 until July 1986, in a number of positions, the most recent of which was as its Director of Corporate Planning. Dr. Heiman is the inventor or co-inventor of more than 20 issued U.S. patents, including basic elements of the MOS integrated circuit chip, which became the basis of much of the modern revolution in computer and electronics communications and the first silicon storage tube used in display and scanning applications.

	Mr. Martino was the Corporation's President and Chief Operating Officer from December 1983 until June 30, 1994. He is currently the Corporation's
Vice Chairman of the Board of Directors and is employed by the Corporation on a part-time and consulting basis. Mr. Martino is also a member of the Board of Directors of Checkpoint Systems, Inc.

	Mr. Steinberg founded and has been the Chief Executive Officer and a Director of Reliance Group Holdings, Inc. ("Reliance") and predecessors of Reliance since 1961. Reliance is a holding company whose principal business is the ownership of property and casualty and title insurance companies. He is also a member of the Board of Trustees of the University of Pennsylvania and Chairman of the Wharton School Board of Overseers. Mr. Steinberg is also a Director of Reliance Insurance Company, Reliance Financial Services Corporation and Zenith National Insurance Corp.

	Mr. Freiberg has been employed by Reliance and its predecessors since 1969. For more than the past five years, he has been the Senior Vice President and Chief Financial Officer of Reliance. He is a member of the Board of Directors of LandAmerica Financial Group, Inc.

	Dr. Bugliarello has been Chancellor of Polytechnic University since July 1, 1994. For the prior 21 years, he was President of Polytechnic University.
He has been a member of several scientific organizations including past
Chairman of the Board of Science and Technologies for International
Development of the National Academy of Sciences. He is a member of the National Academy of Engineering and is also the U.S. Member of the Science for Stability Steering Group of the Scientific Affairs Division of NATO. He is a member of the Board of Directors of several organizations including the Long Island Lighting Company, Comtech Laboratories and Spectrum Information Technologies, Inc. In January 1995, Spectrum Information Technologies, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code.

	Mr. Wang has been the Chief Executive Officer of Computer Associates International, Inc. since 1976. He has been the Chairman of the Board since 1980. Computer Associates is the world's leading business software company with fiscal 1997 revenues exceeding $4 billion.



						-3-
<PAGE


	Mr. Razmilovic has been President and Chief Operating Officer of the Corporation since October 1995. He was previously Senior Vice President - Worldwide Sales and Services. He first joined the Corporation in 1989. Prior thereto, he was President of ICL International, a major European computer manufacturer and he also led its industry marketing and software development divisions.

	Pursuant to agreements between Reliance and the Corporation, Reliance currently has the right to designate one person to the Corporation's Board of Directors. Reliance has designated Mr. Steinberg.

MEETINGS OF THE BOARD

	During the fiscal year ended December 31, 1997 the Board of Directors held five meetings. Each director attended 75% or more of the aggregate of
(1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all the committees of the Board on which such director served.

	The Board of Directors has an Audit Committee consisting of Messrs. Mallement and Bugliarello. The primary functions of the Audit Committee are to review the Corporation's financial statements, to recommend the appointment of the Corporation's independent auditors and to review the overall scope of the audit. The Audit Committee held one meeting in 1997.

	The Board of Directors has a Compensation/Stock Option Committee consisting of Messrs. Freiberg and Steinberg. The primary functions of this Committee are to review the salaries, benefits and any other compensation of the Corporation's senior executive officers, to make recommendations to the Board of Directors with respect to these matters and to administer the Corporation's stock option plans. During 1997 the Committee held 5 meetings.

	The Board of Directors has a Nominating Committee consisting of Messrs. Swartz, Mallement and Steinberg. The primary function of this Committee is to review and recommend to the Board potential candidates for election to the Board of Directors. Shareholders wishing to recommend candidates for consideration by the Committee can do so by providing written notice to the Secretary of the Corporation no later than December 31 of the year preceeding the date of the meeting at its corporate office in Holtsville, New York, giving the candidate's name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be nominated as a candidate and, if nominated and elected, to serve as a director. The Committee did not meet in 1997.







						-4-
<PAGE


PRINCIPAL SHAREHOLDERS

	The following table sets forth certain information with respect to the Common Stock of the Corporation beneficially owned by any person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities:

Name and Address			            Amount and Nature of		            Percent of
of Beneficial Owner		          Beneficial Ownership(1)		        Common Stock
Saul P. Steinberg and		             5,379,201(2)       		           13.7
Reliance Financial Services
Corporation
Park Avenue Plaza
New York, New York 10055

Jennison Associates LLC		           3,960,630(3)		                   10.1
466 Lexington Avenue
New York, New York 10017

Prudential Insurance Company
Of America				                      3,817,166(4)			                   9.7
751 Broad Street
Newark, New Jersey  07102-3777

Forstmann-Leff Associates, Inc.     2,924,247(5)			                   7.5
55 East 52nd Street
New York, New York 10055

Edward C. Johnson III and	          2,494,100(6)		                    6.2
F.M.R. Corp.
82 Devonshire Street
Boston, Massachusetts

Amvescap  PLC			                    2,281,300(7)		                    5.8
11 Devonshire Square
London, EC2M 4YR
England

_______________

(1) The table identifies any persons having sole voting and investment power with respect to the shares set forth opposite their names as of March 1, 1998 except as otherwise disclosed in the footnotes to the table, according to information publicly filed or otherwise furnished to the Corporation.





						-5-
<PAGE



(2)	Of the Common Stock shown,  5,367,951 shares are beneficially owned by
Reliance Financial Services Corporation ("Reliance Financial").
Reliance Financial is a wholly owned subsidiary of Reliance.
Approximately 44% of the common voting stock of Reliance is owned by
Saul P. Steinberg, members of his family and affiliated trusts.  As a result of his stock holdings in Reliance, Mr. Steinberg may be deemed to control Reliance Financial and to be a beneficial owner of the shares beneficially owned by Reliance Financial. Sole voting and dispositive
power with respect to such shares are  held as follows:   Reliance
Insurance Company, a subsidiary of Reliance Financial, 4,320,801 shares; United Pacific Insurance Company, a subsidiary of Reliance Insurance
Company, 750,000 shares; Reliance National Indemnity, a subsidiary of
Reliance Insurance Company, 297,150 shares. Mr. Steinberg disclaims beneficial ownership of the 5,367,951 shares beneficially owned by Reliance Financial. Includes 11,250 shares Mr. Steinberg beneficially owns which may be acquired within 60 days of March 1, 1998, pursuant to the exercise of options held by him.

(3) The number of shares beneficially owned as of December 31, 1997 according to a statement on Schedule 13G filed with the Securities and
Exchange Commission.   Jennison Associates LLC ("Jennison"), an
investment advisor, has sole power to direct the vote of 1,200,250 of such shares, shared power to direct the vote of 2,455,680 of such shares and shared power to dispose of or direct the disposition of 3,960,630 of such shares. Jennison is 100% owned by Prudential Insurance Company of America ("Prudential"), however, Jennison does not file jointly with Prudential, therefore, an undetermined number of shares of the Corporation's Common Stock reported on Jennison's Schedule 13G may be included in the Schedule 13G filed by Prudential.

(4) The number of shares beneficially owned as of December 31, 1997 according to a statement on Schedule 13G filed with the Securities and Exchange Commission. Prudential, an insurance company, has sole power to vote or direct the vote and dispose of or direct the disposition of 538,400 of such shares, shared power to vote or direct the vote of 2,973,366 of such shares, sole power to dispose of 538,400 of such shares and shared power to dispose of or direct the disposition of 3,278,766 of such shares. Prudential may have direct or indirect voting and/or investment discretion over 3,817,166 shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Jennison is 100% owned by Prudential, however Jennison does not file jointly with Prudential, therefore, an undetermined number of shares of the Corporation's Common Stock reported on Jennison's 13G may be included in the 13G filed by Prudential.

(5) The number of shares beneficially owned as of December 31, 1997 according to a statement on Schedule 13G filed with the Securities


						-6-
(6) <PAGE

Exchange Commission. Forstmann-Leff Associates, Inc., an investment advisor, has sole power to vote or direct the vote of 1,361,947 of such shares and sole power to dispose of or to direct the disposition of 1,571,597 of such shares. Forstmann-Leff Associates, Inc. and subsidiaries, investment advisors, have shared power to vote or direct the vote of 716,850 of such shares and shared power to dispose of or to direct the disposition of 1,352,650 of such shares. No one client owns more than 5% of such shares.

(6)	The number of shares beneficially owned as of December 31, 1997 according to a statement on Schedule 13G filed with the Securities and Exchange Commission. Of such shares, 2,419,300 are beneficially owned by Fidelity Management & Research Company, an investment advisor ("Fidelity"), 74,800 are beneficially owned by Fidelity Management Trust Company, a bank ("FMT"). Fidelity and FMT are wholly owned subsidiaries of FMR Corp. ("FMR"). Approximately 49% of the voting stock of FMR Corp. is owned by Edward C. Johnson III, members of his family and trusts for their benefit. Mr. Johnson, members of his family and associated trusts form a controlling group with respect to the common voting stock of FMR. Mr. Johnson serves as Chairman of FMR. Mr. Johnson and FMR have sole power to vote or direct the vote of 74,800 of such shares and sole power to dispose of or to direct the disposition of all of such shares.

(7)	The number of shares beneficially owned as of December 31, 1997 according to a statement on Schedule 13G filed with the Securities and Exchange Commission. Amvescap PLC and its subsidiaries, investment advisors, have shared power to vote or direct the vote and shared power to dispose of or to direct the disposition of all of such shares. No one client owns more than 5% of such shares.


SECURITY OWNERSHIP OF MANAGEMENT

	The following table sets forth certain information as of March 1, 1998 with respect to the Common Stock of the Corporation beneficially owned by (i) all directors and nominees, (ii) the executive officers listed in the following
Summary Compensation Table, and (iii) all executive officers and directors as a group:









							-7-

<PAGE


Name of Individual of	Amount and Nature of		Percent of
Identity of Group		Beneficial Ownership(1)		Common Stock
Jerome Swartz..........     1, 235,785(2)			        3.1
Harvey P. Mallement....         44,250(3)			          *
Frederic Heiman........         26,250(4)			          *
Raymond R. Martino.....	       132,418			             *
Saul P. Steinberg......	     5,379,201(5)			       13.6
Lowell C. Freiberg.....	        42,375(6)			          *
George Bugliarello.....         13,500(7)			          *
Charles B. Wang...........	  33,750(8)  		            *
Tomo Razmilovic........        112,539(9)		     	     *
Richard M. Feldt.......	        49,000(10)		          *
Leonard H. Goldner.....        181,510(11)		          *
Kenneth V. Jaeggi......          1,000			             *
All executive officers       7,710,273(12)			      19.6
and directors as a group.
(consisting of 18 individuals)

____________________
*	Less than 1%

(1)	The persons identified in this table have sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Corporation by each of them.

(2) Represents (i) 825,750 shares which may be acquired pursuant to the exercise of options within 60 days of March 1, 1998, and (ii) 21,900 shares held in trust for the benefit of his family, and (iii) 7,345 shares owned by his wife, and (iv) 380,790 shares owned by Dr. Swartz.
Dr. Swartz disclaims beneficial ownership of the shares held by or for the benefit of members of his family.
(3) Represents 11,250 shares that may be acquired pursuant to the exercise of options within 60 days of March 1, 1998 and 33,000 shares owned by Mr. Mallement.

(4)	Represents shares owned jointly by Dr. Heiman and his wife.

(4) Represents 5,367,951 shares owned by Reliance Financial and its subsidiaries and 11,250 shares that may be acquired by Mr. Steinberg pursuant to the exercise of options within 60 days of March 1, 1998. See "Principal Shareholders."





						-8-
<PAGE


(6)	Represents 15,000 shares that may be acquired pursuant to the exercise of a warrant and options within 60 days of March 1, 1998 and 27,375 shares owned by Mr. Freiberg. Mr. Freiberg disclaims beneficial ownership of the shares owned by Reliance Financial. See "Principal Shareholders."

(7)	Represents 11,250 shares that may be acquired pursuant to the exercise of options within 60 days of March 1, 1998 and 2,250 shares owned jointly by Dr. Bugliarello and his wife.

(8) Represents 18,750 shares that may be acquired pursuant to the exercise of options within 60 days of March 1, 1998 and 15,000 shares owned by Mr. Wang.

(9)	Represents 78,777 shares that may be acquired pursuant to the exercise of options within 60 days of March 1, 1998 and 33,762 shares owned by Mr. Razmilovic.

(10)	Represents 45,000 shares that may be acquired pursuant to the exercise of options within 60 days of March 1, 1998 and 4,000 shares owned by Mr.
Feldt.

(11)	Represents 121,800 shares that may be acquired pursuant to the exercise
of options within 60 days of 	March 1, 1998 and 59,710 shares owned by
Mr. Goldner.

(12) Includes an aggregate of 1,371,213 shares which may be acquired pursuant to the exercise of options and warrants within 60 days of March 1, 1998.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

		Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange, reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation and to furnish the Corporation with copies of all Section 16(a) forms they file.

		Based on a review of the copies of such reports furnished to the Corporation, the Corporation believes that, during the 1997 calendar year, executive officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them.



							-9-
<PAGE


COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

	The Corporation's Compensation/Stock Option Committee (the "Committee") is composed entirely of outside directors. Messrs. Freiberg and Steinberg are the current members of the Committee. Neither has ever been an officer or employee of the Corporation.

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

	A primary role of the Committee is to oversee compensation practices for the Corporation's senior executive officers. The Committee's responsibilities include reviewing the salaries, benefits and other compensation of the Corporation's senior executive officers, making recommendations to the full Board of Directors with respect to these matters and administering the Corporation's stock option plans. In its oversight capacity, the Committee is dedicated to ensuring that the Corporation's financial resources are used effectively to support the achievement of its short- and long-term business objectives. The Committee has available to it an outside compensation consultant and access to independent compensation data.

	In the course of its executive compensation decision making, the Committee adheres to several guiding principles. Specifically, the Committee takes the position that the executive compensation program should:

?	Target pay levels at rates that are competitive in light of market practices so as to ensure that the Corporation is positioned to attract and retain high performing management talent, particularly in the areas of technology in which it competes.
?	Reflect a pay-for-performance orientation, linking overall
compensation paid to senior executives with the Corporation's financial performance.
?	Encourage share ownership on the part of key employees with the objective of aligning the interests of management and investors, thereby promoting the maximization of shareholder value.

	The Corporation's total compensation program is described below. The Committee believes that the Corporation's executive compensation program is structured to appropriately recognize the performance and contribution of individual officers and to attract and retain top quality management talent. The Committee further believes that the executive compensation program is effective in supporting the Corporation's business goals and human resource strategies.

Description of Compensation Policies

	It is the Corporation's policy to pay its senior executives at levels that reflect the Corporation's financial performance relative to comparable


							-10-
<PAGE

organizations. This policy is implemented by means of a coordinated, total pay program comprised of discrete elements that reward individual value added to the Corporation, provide motivation to achieve corporate financial targets that are consistent with shareholder expectations, and encourage long-term share ownership by senior executives. These elements exist in the context of a reward system that includes base salary, a bonus plan and stock option awards.

	The Corporation, with the assistance of outside consulting firms, periodically conducts comparisons of the compensation practices of approximately 30 selected companies. This panel consists of "high tech" companies with which the Corporation believes it competes in attracting and retaining employees. Eleven of the panel companies are included in the S&P Technology Sector Index. The Corporation seeks to target the total compensation (e.g. base salary, annual bonus and stock options) paid to its senior executives at approximately the 75th percentile of the total compensation paid for comparable positions at the panel companies, after adjusting by regression analysis for the different magnitude of revenues.

	Based on a review of Internal Revenue Service regulations, the Committee believes that all compensation paid in 1997 and payable in 1998 to its senior executive officers (including Dr. Swartz) will be fully deductible by the Corporation. The Committee will continue to review the Corporation's compensation programs and may revise these programs as it deems necessary.

Relationship of Executive Compensation to Performance

Base Salary

	Executive officers' base salaries are normally reviewed each year. An exception to this policy is made with respect to the consideration of base salary for Dr. Swartz due to his employment agreement which requires that salary reviews for him be undertaken biennially. Consistent with this agreement, Dr. Swartz' annual base salary was last reviewed in July 1996 and at that time was increased by 10%, effective July 1, 1996 and by an additional 10%, effective July 1, 1997. Accordingly, his current base salary is $794,000. Dr. Swartz' base salary will again be reviewed in July 1998.

	In assessing the extent to which executive salary increases are warranted, the Committee considers a number of factors, including performance on the job, external market pay practices, the incremental value the executive adds to the Corporation and the executive's level of experience and expertise. Adjustments in base salary are generally not based upon the financial performance of the Corporation. In the case of Dr. Swartz, the Committee considered his effectiveness as Chairman of the Board and Chief Executive Officer of the Corporation as well as his many noteworthy contributions to the Corporation. These contributions include 94 issued U.S. patents which he has assigned to the Corporation and which provide competitive advantages to the Corporation and have also generated significant licensing revenues that have materially added to the Corporation's profitability.

							-11-
<PAGE


Executive Bonus Plan

	The Corporation promotes a pay-for-performance philosophy wherein a significant element of annual compensation is directly linked to the financial performance of the Corporation. Effective January 1, 1995, the Committee adopted and the Board of Directors and shareholders ratified the creation of an Executive Bonus Plan (the "Executive Bonus Plan"), the purpose of which is to directly tie the level of annual executive incentive compensation to the financial performance of the Corporation. All executive officers of the Corporation participate in the Executive Bonus Plan. The Committee has full authority to construe, interpret and administer the Executive Bonus Plan, as well as to determine the extent, if any, to which operating performance standards have been met. The Committee also has authority to modify (prior to the beginning of the calendar year for which the targets will be applicable) the specific targets for the performance goals under the Executive Bonus Plan.

		Under the Executive Bonus Plan, the Committee each year, establishes corporate financial performance objectives (exclusive of extraordinary revenues and charges), expressed in terms of earnings per share. Three levels of performance are identified: threshold performance, at which the minimum award (one-half a participant's target bonus) will be earned and below which no award will be earned; target performance, at which the target award will be earned; and maximum performance, at which the maximum award (twice a participant's target bonus) will be earned and above which no additional award will be earned. For 1998, threshold performance has been established at results equal to 85% of the Corporation's 1998 Business Plan; target performance has been established at results equal to 100% of the 1998 Business Plan; and maximum performance has been established at results equal to or greater than 115% of the 1998 Business Plan.

		Each participant in the Executive Bonus Plan has been assigned a target bonus representing a percentage of the participant's base salary. The target bonuses for 1998 for Messrs. Swartz, Razmilovic, Feldt, Goldner and Jaeggi are 100%, 100%, 50%, 50% and 50%, respectively, which is in conformity with their individual employment agreements and their levels of responsibility. The target bonuses for other participants in the Executive
Bonus Plan are established by Messrs. Swartz and Razmilovic based on the individual's performance and relative level of responsibility. They range from 35% to 55% of base salary.

	Messrs. Swartz and Razmilovic's bonuses will be determined solely on the
basis of  corporate financial performance.    In the case of all other
participants, 25% of their bonuses will be based on individual performance during the year with the remainder being based on corporate financial performance. In 1997, 1996 and 1995, all participants in the Executive Bonus Plan received as their actual bonus payment an amount equal to 112.5%, 112.5% and 134% of their target bonus, respectively (less adjustments in certain instances for individual performance).



							-12-
<PAGE


Stock Options

	The Corporation reinforces the importance of producing satisfactory returns to shareholders over the long term through the operation of its stock option plans. Stock options provide employees with the opportunity to acquire an equity interest in the Corporation, and to participate in the creation of shareholder value as reflected in growth in the price of the Corporation's Common Stock.

	Option exercise prices are equal to 100% of the fair market value of the Corporation's Common Stock on the date of option grant. This ensures that participants will derive benefits only as shareholders realize corresponding gains. To encourage a long-term decision making perspective, options are assigned a 10-year term and generally become exercisable over four to five years following a two year waiting period.

	The Committee grants additional options to selected employees based on an assessment of competitive compensation practices, particularly in high technology industries, individual contribution and performance. The Committee believes that in granting such stock options, it is effectively reinforcing the Corporation's objective of insuring a strong link between employee rewards and shareholder interests. In February 1997, the Committee determined that it was appropriate and desirable to grant (subject to shareholder approval of the adoption of the 1997 Employee Stock Option Plan) Dr. Swartz an option to purchase 270,000 shares of Common Stock at an exercise price of $33 per share (the fair market value of the Corporation's Common Stock on the date the 1997 Employee Stock Option Plan, pursuant to which the options were issued, was approved by the Corporation's shareholders) in light of Dr. Swartz' contributions and the Corporation's strong financial performance in 1996 and anticipated strong performance in 1997 and subsequent years. 48,000 of these options will vest on January 1, 1999; 36,000 will vest on July 1, 2000; 36,000 will vest on January 1, 2001 and 150,000 will vest on January 1, 2006.

Stock Ownership and Option Retention Program

	Effective January 1, 1995, the Committee established for executive officers a stock ownership and option retention program which it administers. The Committee firmly believes that the long term interests of the Corporation's shareholders are best served when management maintains a significant, equity-based interest in the Corporation. The Committee considers both vested, unexercised options and shares owned as meaningful expressions of such interest. Accordingly, the Committee developed a program with target levels of equity interest for each executive officer. Under the program, without prior permission of the Committee, unless and until an executive has attained the minimum requirements described below, there will exist significant limitations on an executive's freedom to reduce his equity position. Executive officers must agree to participate in the program to be eligible to receive option awards after January 1, 1995. All current executive officers have agreed to participate in the program.


							-13-
<PAGE


	The program limits the exercise of vested options (other than in the last year of the term of an option) unless the executive meets and will continue to meet the equity interest requirement described below after the exercise and sale of shares acquired upon exercise. The equity interest requirement provides that the combined value of the Corporation's Common Stock and vested options held by the executive, each valued at the then market price of the Corporation's Common Stock, must be equal to or greater than a designated multiple of target cash compensation (annual base salary plus target bonus) ("TCC").

	If the equity interest requirement is satisfied, the program allows for the exercise of vested options but within strict limits. At least 50% of the net after tax proceeds obtainable upon the exercise of any option (other than options awarded after January 1, 1994 in connection with an executive's initial hire or initial promotion to an executive officer position, or options already held by persons who were promoted to an executive officer position after January 1, 1994) must be retained in the form of shares of the Corporation's Common Stock unless and until the executive then owns shares of Common Stock having a market value equal to a specified multiple of his base salary.

				                          Equity Interest		       Share Ownership
Position			                     Requirement			          Requirement

Chairman of the Board	             7 times  TCC		        5 times Base Salary

President			                       5 times  TCC		        3 times Base Salary

Executive and
Senior Vice President	             3 times  TCC		        2 times Base Salary

Vice President		                   2 times  TCC		        1 times Base Salary

Summary

	The Committee is responsible for recommending to the Board, for its approval, compensation decisions affecting the Corporation's senior executive officers. The Committee ensures that the overall compensation offered to senior executive officers is consistent with the Corporation's interest in providing competitive pay opportunities, reflective of its pay-for-performance orientation, encourages share ownership on the part of executives and is generally supportive of the Corporation's short- and long-term business goals. The Committee will continue to actively monitor the effectiveness of the Corporation's senior executive


						-14-
<PAGE

compensation plans and assess the appropriateness of senior executive pay levels to assure prudent application of the Corporation's resources. Compensation /Stock Option Committee

Lowell C. Freiberg, Chairman
Saul P. Steinberg




MANAGEMENT REMUNERATION AND TRANSACTIONS

	The following Summary Compensation Table sets forth compensation information with respect to the Corporation's Chief Executive Officer and the four other executive officers who in 1997 were the most highly paid executive officers, for services rendered in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995.






























-15-
<PAGE


Summary Compensation Table

							                      Annual Compensation		Long Term Compensation
Name and
Principal								                                Other Annual	   Securities Underlying	 All Other
Position		       Year     Salary		     Bonus(F)	 Compensation(G)	 Options (No.)		            Compensation
Jerome Swartz	     1997     $757,962(D)		$852,707		    $0	       270,000			                 $ 56,652(H)
Chairman of the	   1996     $689,052(D)		$775,184		    $0		      255,000			                 $ 52,496(H)
the Board and	     1995     $656,250(D)		$881,823		    $0		      275,000		                 	$ 19,890(H)
Chief Executive
Officer and
Director

Tomo Razmilovic	   1997	   $500,032(D)		 $421,902		  $100,000	   162,000			$  4,750(I)
President and	     1996	   $437,500(D)		 $369,147		  $0		         85,000			$  4,750(I)
Chief Operating	   1995	   $308,673		    $254,523		  $0		        132,500			$111,344(J)
Officer and
Director(A)

Richard M. Feldt	  1997	   $309,795(D)		$174,260		   $0		         52,500			$ 27,290(K)
Senior Vice 	      1996	   $288,758(D)		$156,335		   $0		              0			$197,588(K)
President and	     1995	   $ 70,002		   $ 75,000		   $0		         75,000			$   0
General Manager,
Operations(B)

Leonard H. Goldner 1997	   $291,200(D)		$147,420		   $0		         67,500			$  4,750(I)
Senior Vice		      1996	   $248,872(D)		$125,991		   $0		         10,000			$  4,750(I)
President and	     1995	   $210,454(D)		$127,259		   $0		         25,000			$  4,750(I)
General Counsel
and Secretary

Kenneth V.Jaeggi	  1997	   $206,250(E)		$116,016		   $ 66,797	   100,000			$135,110(L)
Senior Vice		      1996	    ---		  ---			   ---	        ---			    ---
President and	     1995	    ---		  ---			   ---	        ---			    ---
Chief Financial
Officer(C)

											-16-
<PAGE


(A)	Until October 15, 1995 he served as Senior Vice President World Wide
Sales and Services and in such  capacity he received an annual base salary in 1995 of $278,000, which was increased to $437,500 upon  his appointment as President.

(B)	Mr. Feldt commenced employment with the Corporation in October 1995.

(C)	Mr. Jaeggi commenced employment with the Corporation in May 1997.

(D)	Includes $9,500 in contributions to the Corporation's 401(k) deferred compensation plan.

(E)	Includes $6,000 in contributions to the Corporation's 401(k) deferred compensation plan.

(F)	Represents amounts earned and accrued pursuant to the Corporation's
Executive Bonus Plan.  Amounts indicated are earned and accrued in the fiscal year indicated but are generally paid in the first quarter of the next succeeding year.

(G)	Includes special one-time bonus awards.  Not included are the amounts of certain perquisites and other personal benefits provided by the
Corporation since such amounts do not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonus reported in the table for any named executive officer.

(H)	Represents (i) $4,750 in 1995, 1996, 1997 for contributions to the
Corporation's 401(k) deferred compensation plan, and (ii) $15,140 in
1995, $15,246 in 1996 and $19,402 in 1997 for (a) premiums paid on his behalf on term life insurance policies for which members of his family are the beneficiaries and (b) the estimated dollar value of the economic benefit to Dr. Swartz for insurance premium payments made by the
Corporation on split-dollar whole life policies  for which the
Corporation will eventually recover all premiums paid, and (iii) a non-
reimbursable expense allowance in 1996 and 1997 of $32,500.

(I)	Represents contributions to the Corporation's 401(k) deferred compensation plan.

(J)	Represents (i) $40,385 to reimburse him for a portion of his duplicate housing expenses when his duties for the Corporation and its subsidiaries required that he maintain a home in both the United Kingdom and Long Island, and (ii) $70,959 for contributions to a defined contribution retirement plan maintained by the Corporation's UK subsidiary on his behalf.

(K) Represents (i) $4,750 in 1996 and 1997 in contributions to the Corporation's 401(k) deferred compensation plan, and (ii) $192,838 in 1996 for reimbursement of expenses associated with Mr. Feldt's

							-17-
<PAGE

relocation to the Long Island area, and (iii) $22,540 in 1997 in retroactive tax adjustments in connection with Mr. Feldt's relocation to the Long Island area.

(L)	Represents $3,000 in contributions to the Corporation's 401(k) deferred
compensation plan and  	$132,110 for reimbursement of expenses
associated with Mr. Jaeggi's relocation to the Long Island area.

	In 1995, Dr. Swartz and the Corporation entered into an employment agreement which terminates on June 30, 2000, pursuant to which Dr. Swartz will receive an annual base salary of $794,000 through June 30, 1998. His base salary will be reviewed in July 1998. Dr. Swartz also participates in the Corporation's Executive Bonus Plan. The target amount of his bonus is 100% of his base salary. In addition, if his employment with the Corporation is terminated for any reason (other than due to his death or disability or for cause or his voluntary resignation), Dr. Swartz will receive payments equal to one year's (if such termination occurs after June 30, 1998, two year's, if such termination occurs before such date) annual base salary and bonus during the last completed fiscal year immediately preceding any such termination.

	In 1995, Mr. Razmilovic and the Corporation entered into an employment agreement which terminates on December 31, 2000, pursuant to which Mr.
Razmilovic will receive an annual base salary of $550,000 for the year ending
December 31, 1998, subject to annual renegotiation thereafter. Mr. Razmilovic also participates in the Corporation's Executive Bonus Plan. In 1998, the target amount of his bonus is 100% of his base salary. In addition, if his employment with the Corporation is terminated for any reason (other than due to his death or disability or for cause or his voluntary resignation), Mr.
Razmilovic will receive payments equal to one year's (if such termination occurs after October 15, 1998, two year's, if such termination occurs before such date) annual base salary and bonus during the last completed fiscal year immediately preceding any such termination.

	In 1995, Mr. Goldner and the Corporation entered into an employment agreement which terminates on October 31, 2000, pursuant to which Mr. Goldner will receive an annual base salary of $350,000 for the year ending December
31, 1998, subject to annual renegotiation thereafter. Mr. Goldner also participates in the Corporation's Executive Bonus Plan. In 1998, the target amount of his bonus is 50% of his base salary. In addition, if his employment with the Corporation is terminated for any reason (other than due to his death or disability or for cause or his voluntary resignation), Mr. Goldner will receive payments equal to one year's (if such termination occurs after October
31, 1998, two year's, if such termination occurs before such date) annual base salary and bonus during the last completed fiscal year immediately preceding any such termination.

	Mr. Martino and the Corporation have entered into an employment agreement which terminates on December 31, 2000 pursuant to which he is employed on a part-time and consulting basis, assisting the Chairman of the Board and President. His salary during this period is $150,000 per annum.


							-18-
<PAGE


	Directors who are not employees of the Corporation receive an annual retainer of $12,500, payable in quarterly installments as well as a fee of $2,500 for each Board of Directors meeting attended or each meeting of a committee which is not held in conjunction with a Board of Directors meeting.
The Chairman of the Audit Committee and the Compensation/Stock Option
Committee also each receive an annual retainer of $5,000 payable in quarterly installments. Directors who are employees receive no additional compensation for serving as directors or for attending Board or committee meetings. The
Corporation reimburses Directors for expenses incurred in connection with attending meetings of the Board of Directors or committees of the Board.

	In addition, Directors who are not employees of the Corporation participate in the Corporation's 1994 Directors' Stock Option Plan (the "1994
Plan"). Pursuant to the 1994 Plan, when a person is initially elected to the Board of Directors, he is awarded an option to purchase 10,000 shares.
Moreover, commencing in 1994, every person who has been a Director for more than 11 months is, upon re-election at the annual meeting of shareholders, granted an option to purchase 2,500 shares of the Corporation's Common Stock.
Each option has a term of ten years, becomes exercisable in two equal annual installments beginning on the first anniversary of the date of grant and has an exercise price equal to 100% of the fair market value of shares of the Corporation's Common Stock on the date of grant. Pursuant to the 1994 Plan, in 1997 Messrs. Mallement, Steinberg, Freiberg, Bugliarello and Wang each received options to purchase 2,500 shares. If re-elected at the 1998 Annual
Meeting, Messrs. Mallement, Steinberg, Freiberg, Bugliarello and Wang will each be awarded an option to purchase an additional 2,500.

Option Grants

	Currently, the Corporation maintains two stock option plans, the 1990
Non-Executive Stock Option Plan (the "1990 Plan") and the 1997 Employee Stock
Option Plan (the "1997 Plan") pursuant to which options may be granted to employees of the Corporation. The 1990 Plan and the 1997 Plan authorize the Compensation/Stock Option Committee of the Board of Directors to grant options, from time to time, to key employees of the Corporation and of its subsidiaries (and in the case of the 1997 Plan, key officers, including those who are executive officers of the Corporation). Under the 1997 Plan, no individual may be awarded options to purchase more than 1% of the outstanding shares of Common Stock in any calendar year. Certain of the options, by their terms, as determined by the Committee at the time of grant, may be qualified under the Internal Revenue Code of 1986 (the "Code") as Incentive Stock
Options ("ISO's") and certain of the options may be non-qualified options. No option granted under the 1990 Plan or the 1997 Plan is exercisable for a period exceeding ten years. No ISO granted under the 1997 Plan to owners of 10% or more of the Common Stock of the Corporation is exercisable for a period exceeding five years. The exercise price of an option under the Plans must be at least 100% of the fair market value of the underlying Common Stock on the date of grant.


							-19-
<PAGE



	ISO's must comply with certain provisions of the Code relating to, among other matters, the maximum amount that can be vested by an optionee in any one calendar year and the minimum exercise price of an ISO. The 1990 Plan terminates on April 30, 2000 and the 1997 Plan terminates on February 9, 2007








































							-20-

<PAGE

The following table shows, as to each individual named in the Summary Compensation Table, certain information with respect to stock options granted to such individuals under all stock option plans administered by the Corporation:

												                                                   Potential Realizable Value as Assumed Annual
		     Individual Grants in 1997						                          Rates of Stock Price Appreciation for Option Term(A)
		               Number of		     %of Total
		               Securities		    Options
		               Underlying	   	 Granted to		   Exercise			            5%				             10%
		                Options		      Employees in	  or Base 	Expiration	  Stock		 Dollar	     Stock		   Dollar
Name		          Granted (No.)(B) Fiscal Year(G) Price		  Date		       Price(J)	Gain		     Price(J)	 Gain
All
Shareholders	  ----			           ----		          ----		   ----		      $53,75	  812,575,167  $85.59	  $2,059,437,442

Jerome Swartz	 270,000(C)		      12.02		        $33.00(H)	 2/9/07	    $53.75	  5,603,451	   $85.59	  $   14,200,245

CEO's Gain as
% of All
Shareholders
Gain															                                                                .690%				              .690%

Tomo Razmilovic	90,000(D)		       4.01	        	$33.00(H)	 2/9/07	    $53.75	  1,867,817	   $85.59	  $    4,733,415
			             72,000(E)		       3.21		        $35.00(I)	 2/9/07	    $57.01	  1,584,814	   $90.78	  $    4,016,231

Richard M. Feldt37,500(D)		       1.67		        $33.00(H)	 2/9/07	    $53.75	    778,257	   $85.59	  $    1,972,256
			             15,000(E)		        .67		        $35.00(I)	 2/9/07	    $57.01	    330,170	   $90.78	  $      836,715

Leonard H. Goldner37,500(D)		     1.67		        $33.00(H)	 2/9/07	    $53.75	    778,257	   $85.59	  $    1,972,256
			               30,000(E)		     1.34		        $35.00(I)	 2/9/07	    $57.01	    660,339	   $90.78	  $    1,673,430

Kenneth V. Jaeggi	100,000(F)		    4.45		        $33.00(H)	 5/4/07	    $53.75	  2,075,352	   $85.59	  $    5,259,350

														-21-

<PAGE


(A)	Total dollar gains based on the assumed annual rates of appreciation of the exercise price of each option.  The gain derived by all shareholders is based on the outstanding number of shares at December 31, 1997.  The actual value, if any, an executive will realize will depend on the excess of the market price over the exercise price on the date the option is actually exercised.  There can be no assurance that the value actually realized by an executive or any shareholder will be at or near the values estimated in this table.
(B)	If a change in control of the Corporation were to occur, all of the then unvested portion of each option would become immediately exercisable.
(C)	48,000 vest on January 1, 1999; 36,000 vest on January 1, 2000; 36,000 vest on January 1, 2001 and 150,000 vest on January 1, 2006.
(D) Vest on January 1, 2006.
(E) 40% vest on January 1, 1999, 30% vest on each of January 1, 2000 and
January 1, 2001.
(F)	40% vest on May 5, 1999, 30% vest on each of May 5, 2000 and May 5,
2001.
(G)	Based on 2,245,385 options granted to all employees in 1997.
(H)	100% of the closing price of the Corporation's Common Stock on the date the Corporation's shareholders approved the plan pursuant to which the options were awarded.
(I)	100% of the closing price of the Corporation's Common Stock on the date of grant.
(J)	The stock price represents the price of the Corporation's Common Stock if the assumed annual rates of stock price appreciation are achieved over the term of the options. In the case of all shareholders, the weighted average share price of the options awarded to Dr. Swartz was used.

Option Exercises and Fiscal Year-End Values

	Shown below is information with respect to the unexercised options to purchase the Corporation's Common Stock as of December 31, 1997 and the value realized upon the exercise in 1997 of any option by the individuals named in the Summary Compensation Table.









							-22-

<PAGE


	                	                             Number of Securities
                  Number of                    Underlying	                  Value of Unexercised
	                 Shares			                    Unexercised Options	         In-The-Money Options
	                 Acquired on	      Value	     Held at December 31, 1997    Held at December 31, 1997
Name	             Exercise in 1997	 Realized	  Exercisable	   Unexercisable	Exercisable	  Unexercisable
Jerome Swartz	    300,000	        $8,825,011	  735,750	       945,000	      $18,384,211	  $9,888,833
Tomo Razmilovic         0	        $        0	  179,925	       408,750	      $ 4,147,557	  $3,720,938
Richard M. Feldt        0	        $        0	   45,000	       120,000	      $   656,235	  $1,203,728
Leonard H. Goldner      0	        $        0   104,550	       105,000	      $ 2,882,842	  $  812,505
Kenneth V. Jaeggi       0	        $        0	        0	       100,000	      $         0	  $  475,000


(A) Based on the closing price of the Corporation's Common Stock on the New York Stock Exchange on that date of $37.75.
















												-23-
<PAGE


	Employees of the Corporation and certain of its subsidiaries are eligible to participate in a 401(k) deferred compensation plan after 90 days of service. A participant may elect to make pre-tax contributions, subject to certain limitations, with a maximum contribution of $10,000 in 1998 and $ 9,500 in 1997. The first 6% contributed by each participant during each pay period is eligible for a matching 50% contribution by the Corporation. There is immediate vesting of the individual's contribution and 100% vesting of the Corporation's contribution after one year of service. Amounts accumulated under this plan are normally paid to a participant on retirement or termination of employment and depend, among other factors, on the amounts contributed by the participant, the manner in which contributions have been invested, and the amount of any prior withdrawal.

	The Corporation maintains an Executive Retirement Plan (the "Retirement Plan"), which is a non-qualified deferred compensation arrangement for a select group of senior management employees of the Corporation. Participants are selected by the Compensation/Stock Option Committee of the Board of Directors. Under the Retirement Plan, the maximum benefit payable to a participant is the participant's average compensation (base salary plus bonus) for the three year period ending on the date the participant ceases to be a full time employee of the Corporation multiplied by five (the "Benefit Ceiling Amount"). After five successive years of participation in the Retirement
Plan, a participant is entitled to 50% of the Benefit Ceiling Amount. After each additional year of participation in the Retirement Plan up to five additional years of participation, a participant is entitled to an additional 10% of the Benefit Ceiling Amount. Benefits are normally payable in equal monthly installments over a ten year period after retirement, beginning after the participant attains age 65 (or age 62 with 20 years or more of credited service). However, upon death or disability, payment is accelerated and made in a lump sum but the amount is reduced to the then present value of the benefit payments which would have been made under the normal mode of payment. Messrs. Swartz, Razmilovic, Feldt, Goldner and Jaeggi are participants in the Retirement Plan.

	The following table illustrates the estimated annual retirement benefits payable under the Retirement Plan to a participant at specified average compensation levels and years of service. There is no offset in benefits under the Retirement Plan for Social Security benefits. However, benefits payable under the Retirement Plan will be reduced by the value of any retirement income of the participant attributable to contributions by the Corporation to any qualified pension plan adopted by the Corporation (excluding the Corporation's current 401(k) deferred compensation plan).









							-24-
<PAGE


				PENSION PLAN TABLE

		   3 Years Average				Years of Service
		Annual Compensation			       5		    10

		    $   400,000				  $100,000		$ 200,000
		        800,000				   200,000		  400,000
		      1,200,000				   300,000		  600,000
		      1,600,000				   400,000		  800,000
		      2,000,000				   500,000		1,000,000

	As of January 1, 1998, Messrs. Swartz, Razmilovic, Feldt, Goldner and Jaeggi had 20, 4, 2, 7 and 0 years, respectively, of credited service. Mr. Razmilovic became a participant in the Corporation's Executive Retirement Plan in October 1995. He will not receive credit under the Plan for his prior service to the Corporation but in lieu thereof, he will receive, for the first five years of participation in the Plan, two years of credited service for each year of employment after October 1995.

Shareowner Return Performance Presentation

	Set forth below is a graph comparing the yearly percentage change in the cumulative total shareowner return on the Corporation's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Technology Sector Index for the period of five years commencing January 1, 1993 and ending December 31, 1997, assuming in each case a fixed investment of $100 at the respective closing prices on December 31, 1992 and reinvestment on a quarterly basis of all dividends.























							-25-
<PAGE

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG SYMBOL TECHNOLOGIES, INC., THE S&P 500 INDEX AND THE S&P TECHNOLOGY SECTOR INDEX







	                          12/92	12/93	12/94	12/95	12/96	12/97

Symbol Technologies, Inc.	 100	  141	  240	  307	  344	  440

S&P 500				                100	  123	  143	  207	  293	  368

S&P Technology Sector		    100	  110	  112	  153	  189	  252






*$100 invested on 12/31/92 in stock or index - including reinvestment of dividends.
Fiscal year ended December 31.


























							-26-
<PAGE



APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

	Deloitte & Touche, independent certified public accountants, were selected by the Board of Directors to audit the financial statements of the Corporation for the fiscal year ended December 31, 1997 and the Board of Directors and Audit Committee have recommended that they be retained to audit the financial statements of the Corporation for the current fiscal year. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Shareholders. They will have an opportunity to make a statement at the meeting if they so desire and are expected to be available to respond to appropriate questions raised orally by shareholders. In the event shareholders do not ratify the appointment of Deloitte & Touche as the Corporation's independent accountants for the current year, such appointment will be reconsidered by the Audit Committee and the Board of Directors. The Board recommends that you vote FOR the proposal to retain Deloitte & Touche to audit the financial statements of the Corporation for fiscal 1998.

OTHER BUSINESS

	The Board of Directors of the Corporation knows of no other matters that may be presented at the Annual Meeting. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

SHAREHOLDER PROPOSALS

	Proposals of shareholders intended to be presented at the next annual meeting of the Corporation's shareholders must be received by the Corporation for inclusion in the Corporation's Proxy Statement on or prior to November 23, 1998.


ANNUAL REPORT AND FINANCIAL STATEMENTS

	The Annual Report to Shareholders of the Corporation for the year ended December 31, 1997 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this Proxy Statement

	THE CORPORATION WILL MAKE AVAILABLE AT NO COST, UPON THE WRITTEN REQUEST OF A SHAREHOLDER, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR
THE FISCAL YEAR ENDED DECEMBER 31, 1997 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS TO THE CORPORATION'S FORM 10-K WILL BE MADE AVAILABLE, UPON WRITTEN REQUEST OF A SHAREHOLDER AND



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THE PAYMENT TO THE CORPORATION OF THE REASONABLE COSTS OF REPRODUCTION AND
MAILING. REQUESTS SHOULD BE DIRECTED TO SYMBOL TECHNOLOGIES, INC., ONE SYMBOL PLAZA, HOLTSVILLE, NEW YORK, 11742-1300, ATTENTION: TREASURER

SOLICITATION OF PROXIES

	The cost of solicitation of proxies in the accompanying form has been or will be borne by the Corporation. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

	It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed Proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

							By Order of the Board of Directors,


								Leonard H. Goldner
								     Secretary
Dated:  March 18, 1998
Holtsville, New York























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